EXHIBIT 99.2
SLIDE PRESENTATION

National Penn
Bancshares, Inc.
2008 Earnings Webcast

Safe Harbor Regarding
Forward Looking Statements
This release contains forward-looking information about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the
Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “project,” “plan,’’ “seek,”
“intend,’’ or “anticipate’’ or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of National Penn and its subsidiaries. National Penn cautions readers not to place undue reliance on these statements.
National Penn’s business and operations are subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: National Penn’s obligations under the U.S. Treasury’s TARP Capital
Purchase Program; ability to obtain new capital and locate growth opportunities; the ineffectiveness of National Penn’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services;
interest rate movements; the performance of National Penn’s investment portfolio; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from announced transactions, and resulting difficulties in maintaining relationships with customers and employees; and challenges in establishing and maintaining operations in new markets. The foregoing review of important factors should be read in conjunction with the risk factors and other cautionary statements included in National Penn’s Annual Report on Form 10-K for the fiscal year ended December
31, 2007, as well as in National Penn’s Quarterly Reports on Form 10-Q and other documents filed by National Penn with the SEC after the date thereof. National Penn makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Overview (as of 12/31/2008)
● Assets $ 9.39 Billion
● Deposits $ 6.39 Billion
● Loans $ 6.33 Billion
● Equity $ 1.18 Billion

Financial Highlights 4Q 2008
                                                                                                                           12/31/2008                                                                                                      12/31/2007
● Net Income                   $(35.76) million       $ 16.71 million       % change n/a
● Diluted EPS              $ (.45)   $  0.34    % change n/a
● Cash Dividends          $     0.1725                  $ 0.1700                     + 1.5%
● ROE         -13.20%        11.96%
● ROA     -  1.53%          1.15%

 Financial Highlights
 Year-to-Date 2008
                                                                                                                                               12/31/2008                                                                       12/31/2007
● Net Income      $ 32.27 million              $ 65.23 million            -  50.5%
● Diluted EPS      $ 0.42           $ 1.31         -  67.9%

● Cash Dividends   $   0.6825                          $   0.6578                      +   3.8%

● ROE    3.28%            11.95%
● ROA      ..36%                 1.16%

Reconciliation Table for Non-GAAp Financial Measure 12/31/08 12/31/07 12
Return on average shareholders' equity 3.28% 11.95%
Effect of goodwill and intangibles 4.23% 12.57%
Return on average tangible equity 7.51% 24.52%
Average tangible equity excludes merger-related average goodwill and intangibles: (000’s) n Average shareholders' equity $982,619 $546,020

Average goodwill and intangibles (553,098) (280,013)
Average tangible equity $429,521 $266,007
Financial Highlights
Year-to-Date 2008

Financial Highlights
4 Q and Year-to-Date 2008
                                                                                                    YTD                 4Q

Reconciliation Table for Non-GAAP Financial Measure      12/31/08         12/31/08
 Net Income (loss)    $32,271        $(35,764)

 AAfter tax unrealized fair market value gain on
  NPB Capital Trust II Preferred Securities          (7,811)           (4,243)

   After tax other than temporary impairment
                                       charge on CDO investment   64,672                                                      51,672
                 After tax fraud loss                                                  2,295             2,925

 Core net income              $92,057        $15,591

  Diluted earnings (loss) per share                                                                                                                                   $0.42          $ (0.45)

  After tax unrealized fair market value gain on
             NPB Capital Trust II Preferred Securities                                         (0.10)        (0.05)
                                                       After tax other than temporary impairment

                    charge on CDO investment                                                                                                   0.84              0.65

                           After tax fraud loss                                      0.04              0.04
           Core diluted earnings per share                                               $1.20           $ 0.18